    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 23, 1997

                                                     REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                            AMERICAN STORES COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

               DELAWARE                              87-0207226
     (STATE OR OTHER JURISDICTION                 (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)             IDENTIFICATION NO.)

                             709 EAST SOUTH TEMPLE
                          SALT LAKE CITY, UTAH 84102
                                (801) 539-0112
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICE)

                               ----------------

                          KATHLEEN E. MCDERMOTT, ESQ.
                              CHIEF LEGAL OFFICER
                            AND ASSISTANT SECRETARY
                            AMERICAN STORES COMPANY
                             709 EAST SOUTH TEMPLE
                          SALT LAKE CITY, UTAH 84102
                                (801) 539-0112
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                  COPIES TO:
        ERIC S. ROBINSON, ESQ.              WINTHROP B. CONRAD, JR., ESQ.
    WACHTELL, LIPTON, ROSEN & KATZ              DAVIS POLK & WARDWELL
          51 WEST 52ND STREET                   450 LEXINGTON AVENUE
       NEW YORK, NEW YORK 10019               NEW YORK, NEW YORK 10017
            (212) 403-1000                         (212) 450-4000

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of these securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 33-52331

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

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
                                        PROPOSED        PROPOSED
                           AMOUNT       MAXIMUM          MAXIMUM
  TITLE OF SECURITIES       TO BE    OFFERING PRICE     AGGREGATE        AMOUNT OF
    TO BE REGISTERED     REGISTERED     PER UNIT    OFFERING PRICE(1) REGISTRATION FEE
--------------------------------------------------------------------------------------
Debt Securities........  $50,000,000      100%         $50,000,000        $15,152

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(1) Estimated solely for the purpose of computing the registration fee.

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

                               EXPLANATORY NOTE

  This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction IV of Form S-3, both as promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (Reg. No. 33-52331) filed by American Stores Company (the "Company") with the Securities and Exchange Commission on February 18, 1994, as amended, which was declared effective by the Commission on November 21, 1994, are incorporated herein by reference.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3, AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN SALT LAKE CITY, UTAH ON THIS 23RD DAY OF APRIL 1997.

                                          American Stores Company

                                                    /s/ Victor L. Lund
                                          By: _________________________________
                                                        VICTOR L. LUND
                                                 CHAIRMAN OF THE BOARD AND
                                                  CHIEF EXECUTIVE OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

         /s/ Victor L. Lund            Chairman of the          April 23, 1997
-------------------------------------   Board, Chief
           VICTOR L. LUND               Executive Officer
                                        and Director
                                        (Principal
                                        Executive Officer)

           /s/ Teresa Beck             Chief Financial          April 23, 1997
-------------------------------------   Officer (Principal
             TERESA BECK                Financial and
                                        Accounting Officer)

                  *                    Director                 April 23, 1997
-------------------------------------
          PAMELA G. BAILEY

                  *                    Director                 April 23, 1997
-------------------------------------
           HENRY I. BRYANT

                  *                    Director                 April 23, 1997
-------------------------------------
         LOUIS H. CALLISTER

                  *                    Director                 April 23, 1997
-------------------------------------
        ARDEN B. ENGEBRETSEN

              SIGNATURE                         TITLE                DATE

                  *                     Director                April 23, 1997
-------------------------------------
           JAMES B. FISHER

                  *                     Director                April 23, 1997
-------------------------------------
         FERNANDO R. GUMUCIO

                  *                     Director                April 23, 1997
-------------------------------------
           LEON G. HARMON

                  *                     Director                April 23, 1997
-------------------------------------
         DONALD B. HOLBROOK

                  *                     Director                April 23, 1997
-------------------------------------
           JOHN E. MASLINE

                  *                     Director                April 23, 1997
-------------------------------------
         BARBARA S. PREISKEL

                  *                     Director                April 23, 1997
-------------------------------------
             J. L. SCOTT

                  *                     Director                April 23, 1997
-------------------------------------
           ARTHUR K. SMITH


         /s/ Victor L. Lund
*By: ________________________________
             VICTOR L. LUND,
           AS ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

 EXHIBIT
  NUMBER                         DESCRIPTION OF EXHIBITS
 -------                         -----------------------
   1.1   Form of Underwriting Agreement*
   1.2   Form of Agency Agreement*
   4.1   Form of Senior Indenture between American Stores Company and The First
         National Bank of Chicago*
   4.2   Credit Agreement ($1.5 billion five-year revolving credit facility)
         dated as of March 28, 1997 among the Company, the banks listed therein and Morgan Guaranty Trust Company of New York, as Agent**
   4.3   Credit Agreement ($500 million 364-day revolving credit facility) dated as of March 28, 1997 among the Company, the banks listed therein and
         Morgan Guaranty Trust Company of New York, as Agent***
   5     Opinion of Wachtell, Lipton, Rosen & Katz
  12     Computation of Ratio of Earnings to Fixed Charges
  23.1   Consent of Ernst & Young LLP, Independent Auditors
  23.2   Consent of Wachtell, Lipton, Rosen & Katz (contained in the opinion filed as Exhibit 5)
  24     Powers of Attorney

--------
  * Incorporated by reference to the like-numbered exhibit to the Company's Registration Statement on Form S-3, as amended (Reg. No. 33-52331).
 ** Incorporated by reference to Exhibit 10.1 to the Company's Annual Report on
    Form 10-K for the year ended February 1, 1997.
*** Incorporated by reference to Exhibit 10.2 to the Company's Annual Report on
    Form 10-K for the year ended February 1, 1997.